Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-282263) of Moolec Science SA of our report dated December 29, 2025 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ Price Waterhouse & Co S.R.L.

/s/ Sebastian Azagra

Sebastian Azagra

Partner

Rosario, Argentina

December 29, 2025